                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           WIND RIVER SYSTEMS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           Wind River Systems, Inc.
   ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14(a)-6(i)(1), 14(a)-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14(a)-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

        ----------

    (4) Proposed maximum aggregate value of transaction:

        ----------

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ----------

    (2) Form, Schedule or Registration Statement No.:

        ----------

    (3) Filing Party:

        ----------

    (4) Date Filed:

        ----------

                            WIND RIVER SYSTEMS, INC.
                              1010 Atlantic Avenue
                               Alameda, CA  94501



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 23, 1996


TO THE STOCKHOLDERS OF WIND RIVER SYSTEMS, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Wind River Systems, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 23, 1996, at 10:00 a.m. local time at 1010 Atlantic Avenue, Alameda, California, for the following purposes:

  1. To elect five directors to hold office for the ensuing year.

  2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 75,000,000 shares.

  3. To approve the Company's Amended and Restated 1987 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,350,000 shares.

  4. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending January 31, 1997.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 31, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                         By Order of the Board of Directors

                         RICHARD W. KRABER
                         Secretary


Alameda, California
June 12, 1996

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            WIND RIVER SYSTEMS, INC.
                              1010 Atlantic Avenue
                           Alameda, California 94501

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on JULY 23, 1996, at 10:00 A.M. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at WIND RIVER SYSTEMS, INC., 1010 ATLANTIC AVENUE, ALAMEDA, CALIFORNIA. The Company intends to mail this proxy statement and accompanying proxy card on or about JUNE 12, 1996, to all stockholders entitled to vote at the Annual Meeting.

     On May 24, 1996, a three-for-two stock split was effected by means of payment of a stock dividend with respect to all of the Company's Common Stock outstanding on May 10, 1996. All share numbers and prices in this Proxy Statement as of a date prior to May 24, 1996 have been adjusted to give effect to the stock dividend.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, American Stock Transfer and Trust Co. No additional compensation will be paid to directors, officers or other regular employees for such services, but American Stock Transfer and Trust Co. will be paid its customary fee, estimated to be $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on May 31, 1996, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 31, 1996, the Company had outstanding and entitled to vote 13,883,053 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but, except with respect to Proposal 2, are not counted for any purpose in determining whether a matter has been approved. Broker non-votes with respect to Proposal 2 will have the same effect as negative votes.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal office, 1010 Atlantic Avenue, Alameda, California 94501, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Company not later than February 12, 1997, in order to be included in the proxy statement and proxy relating to that annual meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and By-laws authorize a board of five directors. All directors hold office until the next annual meeting of stockholders and until their successors have been elected and have qualified, or until their earlier death, resignation or removal.

     The Board of Directors is presently composed of five members. All the nominees for election to this class are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 1997 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.


                                    NOMINEES

     Set forth below is biographical information for each person nominated.

     Jerry L. Fiddler, 44, co-founded the Company in February 1983, and currently serves as Chairman of the Board. From February 1983 to March 1994, he also served as Chief Executive Officer of the Company. Prior to founding the Company, he was a computer scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Fiddler holds a B.A. in music and photography and an M.S. in computer science from the University of Illinois.

     Ronald A. Abelmann, 58, joined the Company in March 1994 as Chief Executive Officer, President and Director. From 1987 to 1993, he served as the founding Chief Executive Officer of Vantage Analysis Systems, a developer of VHDL-based simulation software for design automation. Prior to then, he served as Group Vice President and General Manager for the Instrument Division of Varian Associates. Mr. Abelmann holds B.S. and M.S. degrees in applied physics from the University of California at Los Angeles, and an M.B.A. from Stanford University.

     David N. Wilner, 42, co-founded the Company in February 1983 and currently serves as Chief Technical Officer and a Director. Prior to founding the Company, he was a senior staff scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Wilner holds a B.S. in computer science from the University of California at Berkeley.

     William B. Elmore, 43, became a director of the Company in August 1990. He is currently a general partner of Foundation Capital, a venture capital investment firm. From 1987 to 1995, he was a general partner of Inman & Bowman and Inman & Bowman Entrepreneurs, venture capital investment firms. Mr. Elmore holds a B.S. and an M.S. in electrical engineering from Purdue University and an M.B.A. from Stanford University. Mr. Elmore currently serves on the board of directors of ParcPlace--Digitalk, Inc.

     David B. Pratt, 56, became a director of the Company in April 1995. He has been an officer of Adobe Systems Incorporated, a developer of software for printing and publishing, since 1988. He is currently a Senior Vice President and Chief Operating Officer at Adobe. From 1987 to 1988, he was Executive Vice President and Chief Operating Officer of Logitech Corporation. From 1986 to 1987, he was Senior Vice President and Chief Operating Officer of Quantum Corporation. Mr. Pratt holds a

B.S.E.E. degree from the Massachusetts Institute of Technology and an M.B.A. from the University of Chicago. Mr. Pratt currently serves on the board of directors of Radius, Inc.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended January 31, 1996, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee. It has no nominating committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two directors: Messrs. Elmore and Pratt. It met twice during fiscal 1996.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two directors: Messrs. Elmore and Pratt It met three times during fiscal 1996.

     During the fiscal year ended January 31, 1996, all directors except David
N. Wilner attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                   PROPOSAL 2

     APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In April 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 20,000,000 shares to 75,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

     In addition to the 13,883,053 shares of Common Stock outstanding at May 31, 1996, 3,656,192 shares were reserved for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and 150,000 shares were reserved for issuance upon exercise of outstanding warrants.

     The Board of Directors desires to have such shares available to provide additional flexibility in using its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital; providing equity incentives to employees, officers or directors under existing plans; establishing strategic relationships with other companies; acquiring other business or products; or paying stock dividends. The Board of Directors has not taken any definitive action with respect to such shares.

     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

     The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3

        APPROVAL OF THE AMENDED AND RESTATED 1987 EQUITY INCENTIVE PLAN

     In September 1987, the Board of Directors adopted, and the stockholders subsequently approved, the Company's Amended and Restated 1987 Equity Incentive Plan (the "1987 Plan"). As a result of a series of amendments, currently there are 4,950,000 shares of the Company's Common Stock authorized for issuance under the 1987 Plan.

     At May 31, 1996, options (net of canceled or expired options) covering an aggregate of 4,291,913 shares of the Company's Common Stock had been granted under the 1987 Plan, and only 658,087 shares, (plus any shares that might in the future be returned to the plan as a result of cancellations or expirations of options), remained available for future grants under the 1987 Plan.

     On April 25, 1996, the Board approved an amendment to the 1987 Plan, subject to stockholder approval of such amendment and of the amendment of the Company's Restated Certificate of Incorporation as set forth in Proposal 2 above, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1987 Plan by 1,350,000 shares, from a total of 4,950,000 shares to 6,300,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

  Stockholders are requested in this Proposal 3 to approve the 1987 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1987 Plan, as amended.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.


     The essential features of the 1987 Plan are outlined below:

GENERAL

     The 1987 Plan provides for the grant of both incentive and non-statutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights ("Stock Awards"). Incentive stock options granted under the 1987 Plan are intended to qualify as "incentive stock options" within the meaning of SectionE422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the 1987 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and non-statutory stock options.

PURPOSE

     The 1987 Plan was adopted to provide a means by which employees of and consultants to the Company, and its affiliates, may be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 230 Company employees and consultants are eligible to participate in the 1987 Plan.

ADMINISTRATION

     The 1987 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1987 Plan and, subject to the provisions of the 1987 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1987 Plan to a committee composed of not fewer than two members of the Board, all of whom shall be disinterested persons. The Board has delegated administration of the 1987 Plan to the Compensation Committee of the Board. As used herein with respect to the 1987 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

     In order to preserve certain tax deductions for the Company, Treasury regulations promulgated under Section 162(m) of the Code require that the directors who administer awards with respect to certain officers must be "outside directors." The 1987 Plan provides that, in the Board's discretion, directors administering such awards under the 1987 Plan will also be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the administration of such awards (i) current employees of the Company,
(ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for the purposes of Section 162 (m).

ELIGIBILITY

     Incentive stock options and stock appreciation rights may be granted under the 1987 Plan only to employees of the Company and its affiliates. Stock awards other than incentive stock options and stock appreciation rights may be granted only to employees, directors or consultants.

     A director shall not be eligible for the benefits of the 1987 Plan unless at the time discretion is exercised in the selection of the director as a person to whom stock awards may be granted, or in the determination of the number of shares which may be covered by stock awards granted to the director: (i) the Board has delegated its discretionary authority over the 1987 Plan to a committee which consists solely of disinterested persons; or (ii) the 1987 Plan otherwise complies with the requirements of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     No incentive stock option may be granted under the 1987 Plan to any person who, at the time of the grant, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

     No employee may be granted stock option or stock appreciation rights covering more than 1,009,282 shares of the Company's Common Stock in any calendar year.

STOCK SUBJECT TO THE 1987 PLAN

     If options granted under the 1987 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1987 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1987 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1987 Plan may not be less than the fair market value of the Common Stock (defined as the closing sale price of the Company's Common Stock on the Nasdaq National Market on the last trading day prior to the date of grant) subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-statutory options under the 1987 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant.

     On June 5, 1996, the closing price of the Common Stock in the Nasdaq National Market was $32.25 per share. This price per share has been adjusted to give effect to the three-for-two stock dividend.

     The exercise price of options granted under the 1987 Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company,
(b) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise.   Options granted under the 1987 Plan may, but need not,
become exercisable in periodic installments (which may, but need not, be equal). Options granted under the 1987 Plan generally become exercisable at a rate of 1/4 of the shares subject to the option at the end of the first year and 1/48 of the shares subject to the option at the end of each month thereafter.

     Term.   The maximum term of options under the 1987 Plan is 10 years.
Options under the 1987 Plan terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (ii) the optionee dies while employed by the Company or any affiliate of the Company, or within 12 months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 12 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within this period is prohibited for specific reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Purchase Price; Payment.   The purchase price under each restricted stock
purchase agreement will be determined by the Board. The purchase price must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

     Repurchase. Shares of Common Stock sold or awarded under the 1987 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee or director of, or consultant to, the Company or an affiliate of the Company, the Company may repurchase or otherwise re-acquire any or all of the shares of Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS

     The Board may grant stock appreciation rights ("SARs") to employees or directors of, or consultants to, the Company or its affiliates. The 1987 Plan authorizes three types of SARs. The Company to date has not issued any SARs.

     Tandem Stock Appreciation Rights. Tandem SARs are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Amounts payable upon exercise of tandem SARs must be paid in cash.

     Concurrent Stock Appreciation Rights. Concurrent SARs are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Amounts payable upon exercise of concurrent SARs must be paid in cash.

     Independent Stock Appreciation Rights. Independent SARs are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent SAR less the fair market value of such number of shares of stock on the date of grant of the independent SAR. Amounts payable upon exercise of independent SARs may, at the Board's discretion, be paid in cash, in shares of Common Stock or a combination thereof.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1987 Plan or subject to any option granted under the 1987 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1987 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to any employee during any calendar year, and the class, number of shares and price per share of stock subject to such outstanding Stock Awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 1987 Plan provides that, in the event of a dissolution or liquidation of the Company, or a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1987 Plan or substitute similar Stock Awards for those outstanding under such plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1987 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised will be accelerated and the Stock Awards terminated if not exercised during such time. The 1987 Plan also provides for the acceleration of vesting for stock options which otherwise would vest within the thirty (30) month period following the occurrence of certain hostile changes of control. A "hostile" change of control would involve either (i) the acquisition by any person or related group of a majority of the company's voting securities which has not been approved by the Board of Directors or (ii) a change of a majority of the members of the Board of Directors in a 24-month period where the new directors were not approved by a majority of the members of the Board of Directors at the beginning of such period or were seated as the result of a proxy contest or other contest over election of members of the Board of Directors.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1987 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1987 Plan will terminate in September 2002.

     The Board may also amend the 1987 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1987 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3; (ii) increase the number of shares reserved for issuance upon exercise of Stock Awards; or (iii) change any other provision of the 1987 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of
Section 422 of the Code.

RESTRICTIONS ON TRANSFER

     Under the 1987 Plan, an option may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under stock bonus agreements, restricted stock purchase agreements or early exercise stock purchase agreements may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Potential Limitation on Company Deductions.   As part of the Omnibus Budget
Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options and SARs will qualify as performance-based compensation, provided that the option or SAR is granted by a compensation committee comprised solely of "outside directors" and either: (i) the plan contains a per-employee limitation on the number of shares for which options and SARs may be granted during a specified period; the per-employee limitation is approved by the stockholders; and the exercise price of the option or SAR is no less than the fair market value of the stock on the date of grant; or (ii) the option or SAR is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of objective performance goals established by the compensation committee while the outcome is substantially uncertain and the terms of that option or SAR are approved by stockholders.

     In order that the Company may generally continue to deduct as a business expense the compensation attributable to the exercise of stock options under the 1987 Plan, the 1987 Plan includes a per-employee limitation in order to satisfy the first condition listed above.

     Incentive Stock Options.   Incentive Stock options under the 1987 Plan are
intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6%. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-statutory Stock Options. Non-statutory stock options granted under the 1987 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of any tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock and Stock Bonuses.   Restricted stock and stock bonuses
granted under the 1987 Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed upon the receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wages an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162 (m) of the Code, and the satisfaction of any tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of any tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

     In the event that there is a change in control of the Company, payments received by certain individuals that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding Stock Awards is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the individual has received "excess parachute payments." In general, if an individual receives excess parachute payments, an excise tax equal to 20% of the amount of parachute payments is imposed on the individual, and the Company does not receive a deduction for such amount.

  The following table presents certain information with respect to options granted under the 1987 Plan for the year ended January 31, 1996, to: (i) the named executive officers; (ii) all executive officers as a group; (iii) non-executive officer directors as a group; and (iv) all non-executive officer employees as a group:

                          1987 EQUITY INCENTIVE PLAN

                                            DOLLAR    NUMBER
   NAME AND POSITION                       VALUE(1)  OF SHARES
   -----------------                       --------  ---------
   Ronald A. Abelmann                     $1,107,000   90,000
    President, Chief Executive Officer
     and Director
   Jerry L. Fiddler                          391,000   31,500
    Chairman of the Board
   David N. Wilner                           391,000   31,500
    Chief Technical Officer and Director
   Robert L. Wheaton                         375,000   36,000
    Senior Vice President of Sales
   Graham Shenton                            271,000   27,000
    Managing Director of European
     Operations
   All executive officers as a group       4,996,000  384,000
   All non-executive officer employees     3,392,000  484,500
    as a group (2)

(1) Exercise price multiplied by the number of shares underlying the options.

(2) No directors who are not executive officers were granted options under the 1987 Plan during fiscal 1996.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP began auditing the Company's financial statements with the fiscal year ended January 31, 1990. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and footnotes set forth certain information regarding the ownership of the Company's Common Stock as of May 31, 1996, by: (i) each director and nominee for director as of May 31, 1996; (ii) each of the Executive Officers named in the Summary Compensation Table employed by the Company in that capacity on January 31, 1996; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                          Beneficial Ownership (1)
                          ------------------------

Beneficial Owners                        Number of Shares  Percent of Total
- -----------------                        ----------------  -----------------
Jerry L. Fiddler(2)                             2,737,038             19.71%
1010 Atlantic Avenue
Alameda, CA  94501

David N. Wilner(3)                              1,932,093             13.91
1010 Atlantic Avenue
Alameda, CA  94501

Ronald A. Abelmann(4)                             269,459              1.91

William B. Elmore(5)                              133,164              0.96

Robert L. Wheaton(6)                              107,801              0.77

Graham Shenton (7)                                 83,018              0.60

David Pratt (8)                                     5,250              0.04

All officers and directors as a group           5,456,338             37.67
 (11 persons) (9)

 (1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,883,053 shares outstanding on May 31, 1996, adjusted as required by rules promulgated by the SEC.

 (2) Includes 2,730,945 shares held by The Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee. Also includes 6,093 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (3) Includes 172,500 shares held in trust for Mr. Wilner's minor child. Also includes 6,093 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (4) Includes 279,345 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (5) Includes 3,750 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (6) Includes 107,801 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (7) Includes 59,556 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (8) Includes 3,750 shares subject to stock options exercisable within 60 days of May 31, 1996.

 (9) Includes 641,471 shares subject to stock options held by officers and directors exercisable within 60 days of May 31, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


               DIRECTORS' AND EXECUTIVE OFFICERS' COMPENSATION(1)


COMPENSATION OF DIRECTORS

     Each Non-Employee Director receives a per meeting fee of $1,200. In accordance with Company policy, Directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are also executive officers of the Company are not separately compensated for their service as directors.

     All Non-Employee Directors participate in the Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of options to purchase Common Stock of the Company to directors of the Company who are not employees of, or consultants to, the Company or any affiliate of the Company ("Non-Employee Directors"). Under the Directors' Plan, each person who was a Non-Employee Director on April 27, 1995, and each person after such date who is elected for the first time as a Non-Employee Director will automatically be granted an option to purchase 15,000 shares of Common Stock upon the date of his or her election to the Board, whichever is applicable. Additionally, on April 1 of each year, commencing with April 1, 1996, each person who is then a Non-Employee director automatically will be granted an option to purchase 3,000 shares of Common Stock. The aggregate number of shares of Common Stock authorized for issuance pursuant to the exercise of options granted under the Directors' Plan is 150,000.

     During the last fiscal year, the Company granted options covering 30,000 shares to each of Messrs. Elmore and Pratt at an exercise price of $8.25 per share. The fair market value of such Common Stock on the date of such grant was $8.25 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of May 22, 1996, no options had been exercised under the Directors' Plan.



(1) On May 24, 1996, a three-for-two stock split was effected by means of payment of a stock dividend with respect to all of the Company's Common Stock outstanding on May 10, 1996. All share numbers and prices in this section have been adjusted to give effect to the stock dividend.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table shows for the fiscal year ended January 31, 1996, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers who earned over $100,000, (the "Named Executive Officers"):

                                                                                                      Long-Term
                                                                                                    Compensation
                                                                                                       Awards
                                    Fiscal         Annual Compensation              All         ---------------------
                                    ------  ---------------------------------  ---------------   Shares Underlying
Name and Principal Position          Year         Salary           Bonus(1)       Other(2)         Options (#)(3)
- ----------------------------------  ------  -------------------  ------------  ---------------  ---------------------
Ronald A. Abelmann (4)                1996             $201,667   $100,000               --                90,000
    President, Chief Executive        1995              171,975     75,000               --               543,750
    Officer and Director              1994                   --         --               --                    --

Jerry L. Fiddler                      1996              140,833     64,228               --                31,500
    Chairman of the Board             1995              135,000     32,326     $      3,000                    --
                                      1994              125,000         --            3,000                    --

David N. Wilner                       1996              140,833     64,398               --                31,500
  Chief Technical Officer and         1995              135,000     31,401            3,000                    --
  Director                            1994              135,000         --            3,000                    --

Robert L. Wheaton                     1996              135,000     83,115               --                36,000
  Senior Vice President of Sales      1995              135,000     66,249               --                    --
                                      1994              110,000     87,594               --                75,000

Graham Shenton (5)                    1996              130,603     89,505               --                27,000
  Managing Director of European       1995               61,600     25,945               --               105,000
  Operations                          1994                   --         --               --                    --


 (1) Includes bonuses earned in respective fiscal year and paid the following fiscal year pursuant to the Company's fiscal management incentive arrangements and sales commission.

 (2) Includes perquisites consisting of cost of tax and financial planning by third parties.

 (3) All options are issued at prices ranging from 85% to 110% of fair market value.

 (4) Mr. Abelmann joined the Company in March 1994.

 (5) Mr. Shenton joined the Company in July 1994.

                       STOCK OPTION GRANTS AND EXERCISES

  The following tables show for the fiscal year ended January 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       Option Grants in last fiscal year
                       ---------------------------------

                                                                                              Potential Realizable Value at Assumed
                                  Number of                                                                Annual Rates of
                                   Shares         % of Total                                           Stock Price Appreciation
                                 Underlying    Options Granted    Per Share                              for Option Term (3)
                                  Options      to Employees in    Exercise     Expiration     --------------------------------------
Name                             Granted(1)    Fiscal Year (2)      Price         Date            0%             5%            10%
- ----                             ----------    ---------------    ---------    ----------     ---------      --------     ----------

Ronald A. Abelmann                  37,500           4.3%          $ 7.01        6/26/05        $ 46,000     $241,000     $  539,000
                                    52,500           6.0            16.08        1/31/06         149,000      774,000      1,732,000

Jerry L. Fiddler                    22,500           2.6             9.07        6/26/00            -          33,000         95,000
                                     9,000           1.0            20.81        1/31/01            -          30,000         87,000

David N. Wilner                     22,500           2.6             9.07        6/26/00            -          33,000         95,000
                                     9,000           1.0            20.81        1/31/01            -          30,000         87,000

Robert L. Wheaton                   22,500           2.6             7.01        6/26/05          28,000      145,000        324,000
                                    13,500           1.6            16.08        1/31/06          38,000      199,000        445,000

Graham Shenton                      18,000           2.1             7.01        6/26/05          22,000      116,000        259,000
                                     9,000           1.0            16.08        1/31/06          26,000      133,000        297,000



(1) Options granted become exercisable at a rate of 1/4 of the shares subject to option at the end of the first year and 1/48 of the shares subject to the option at the end of each month thereafter. All options may be repriced by the Company's board of directors.

(2)  Based on 868,500 options shares granted in fiscal year 1996.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. There can be no assurance that the values shown in this table will be achieved.

               Aggregated Option Exercises in Fiscal Year 1996,
                and Value of Options at End of Fiscal Year 1996
                -----------------------------------------------

                                                                             Number of
                                                                            Securities
                                                                            Underlying            Value of Unexercised
                                                                            Unexercised               In-the-Money
                                                                           Options at End             Options at End
                                   Number of                               of Fiscal 1996            of Fiscal 1996 (2)
                             Shares Acquired on          Value              Exercisable/               Exercisable/
Name                             Exercise (#)       Realized ($)(1)        Unexercisable              Unexercisable
- ----                         ------------------     ---------------       ---------------        ---------------------
Ronald A. Abelmann                    --                    --            259,374/374,376        $4,247,000/$7,552,000
Jerry L. Fiddler                      --                    --                   0/31,500                  $0/$417,000
David N. Wilner                       --                    --                   0/31,500                  $0/$417,000
Robert L. Wheaton                   13,500                $146,895          89,081/77,420        $1,541,000/$1,340,000
Graham Shenton                        --                    --              41,559/81,441          $786,000/$1,540,000

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of the Company's Common Stock at January 31, 1996 minus the exercise price of the options.

                              EMPLOYMENT AGREEMENT

     In March 1994, Ronald A. Abelmann joined the Company as President and Chief Executive Officer. Mr. Abelmann's current base salary is $230,000 per year with a bonus of up to 50% of such base salary determined upon the achievement of worldwide goals related to revenue and net income.

     As part of his compensation package, Mr. Abelmann was granted an option to purchase 543,750 shares of the Company's Common Stock under the 1987 Plan at fair market value at that time. In addition, 75,000 shares of the Company's Common Stock were purchased with cash and a full recourse promissory note (the "Note"), also under the 1987 Plan. None of such shares is subject to any repurchase option by the Company. The Note in the amount of $182,812.50 bears interest at 5.36% per annum with interest payable annually in arrears and the outstanding principal due and payable on March 4, 1998. The full amount of the
Note is secured by a pledge of shares of Common Stock of the Company. On May 24, 1996, a three-for-two stock split was effected by means of payment of a stock dividend with respect to all of the Company's Common Stock outstanding on May 10, 1996. All share numbers and prices in this section have been adjusted to give effect to the stock dividend.


                                 SEVERANCE PLAN

     In November 1995, the Compensation Committee of the Board of Directors adopted a Change in Control Incentive and Severance Benefit Plan (the "Severance Plan") to provide an incentive to officers of the Company with the title of Vice President or above in the event of certain "change of control" transactions, and severance benefits in the event of certain terminations of employment within twelve (12) months of the change of control.

     Upon the occurrence of a change of control, all executive officers, except the Chief Executive Officer, will receive acceleration of vesting for all shares subject to stock options which would otherwise have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years' worth of accelerated vesting credit, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and the Company under the golden parachute provisions of sections 280G and 49999 of the Code.

     If an executive officer other than the Chief Executive Officer is terminated without "Cause" or voluntarily terminates with "Good Reason" (in each case as defined in the Severance Plan) within twelve (12) months of a change in control, the executive will receive continued pay for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting for stock options which would otherwise vest within one year of the date of termination. In addition, any shares which would have received acceleration vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting at this time. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then the Company shall pay that executive's excise tax liability and all other taxes associated with the company's payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION (1)

To:  The Board of Directors

     The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Committee") the authority to establish and maintain the compensation programs for all employees, including executives. For the Chief Executive Officer and other executive officers, the Committee evaluates performance and determines compensation policies and levels. The Compensation Committee is presently comprised of two non-employee directors. Neither of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.

     The Compensation Committee believes that, with respect to the application of Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. However, options granted with exercise prices at least 100% of fair market value are intended to qualify under the 1987 Plan as "performance-based compensation."

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

     The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is at the lower end of the competitive range for those companies. Base salary is supplemented by two additional compensation components: first, the Management Incentive Plan ("MIP"), designed to reward participants for individual and Company-wide performance; and second, options granted under the 1987 Plan, designed to provide long-term incentives to all employees of the Company. Each of these components is discussed in turn below:

Base Salary

     In establishing base salaries for executive officers, the Company considers the individual executive's level of responsibility, compensation surveys and market data of general industry companies of similar size. These companies include some, but not all, of the companies on the Nasdaq Computer and Data Processing Stocks Index and are selected to represent the types of companies with which the Company competes in the market for executive talent. Salaries for executives are reviewed on an annual basis and may be changed at that time on the basis of a subjective analysis of the individual performance of the executive, the Company's financial performance and changes in salary levels at comparable companies.



 (1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Management Incentive Plan

     The MIP has been established to reward executives for their contributions to the achievement of Company-wide performance goals. The structure of the MIP provides for the development of a compensation Pool based on achieving worldwide goals related to revenue and net income in the Company's operating plan, as well as other objectives in the operating plan specific to such officers' individual areas of management responsibility.

1987 Equity Incentive Plan

     The 1987 Plan offered was been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company.

     Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the 1987 Plan generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. The exercise price of incentive stock options granted under the 1987 Plan is generally 100% of fair market value of the underlying stock on the date of grant, and the exercise price of non-qualified stock options granted under the 1987 Plan is usually 85% of fair market value of the underlying stock on the date of grant.

     The Compensation Committee considers, periodically, the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of individual performance, the Company's financial performance, and the executive's existing options.

CEO Compensation

     The base salary, incentives and stock options for the Chief Executive Officer were determined in accordance with the criteria described in the "Base Salary," "Management Incentive Plan," and "1987 Equity Incentive Plan" sections of this report.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William B. Elmore
David Pratt

                     PERFORMANCE MEASUREMENT COMPARISON (1)

     The following charts show a comparison of cumulative returns for the Company, the Nasdaq Stock Market (United States Companies) and the Nasdaq Computer and Data Processing Stocks beginning April 15, 1993, when the Company's Common Stock commenced public trading. The graph assumes reinvestment of the full amount of all dividends.


              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
              ---------------------------------------------------

                                       Base
                                      Period
Company/Index                        15-Apr-93    1994    1995    1996
- ----------------------------------------------------------------------
WIND RIVER SYSTEMS INC                  100      60.49   87.65  280.25
NASDAQ US INDEX COMPOSITE               100     119.67  114.17  161.40
NASDAQ COMPUTER & DATA PROCESSING       100     113.23  127.32  197.05


(1) The Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                           ANNUAL RETURN PERCENTAGE
                           Years Ending January 31,
Company/Index                                    1994    1995    1996
- ----------------------------------------------------------------------
WIND RIVER SYSTEMS INC                          -39.51   44.90  219.72
NASDAQ US INDEX COMPOSITE                        19.67   -4.60   41.37
NASDAQ COMPUTER & DATA PROCESSING                13.23   12.45   54.77

                                INDEXED RETURNS
                           Years Ending January 31,


                                       Base
                                      Period
Company/Index                        15-Apr-93    1994    1995    1996
- ----------------------------------------------------------------------
WIND RIVER SYSTEMS INC                  100      60.49   87.65  280.25
NASDAQ US INDEX COMPOSITE               100     119.67  114.17  161.40
NASDAQ COMPUTER & DATA PROCESSING       100     113.23  127.32  197.05


                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer and director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

     In March 1994, Mr. Abelmann purchased 75,000 shares of the Company's Common Stock, with cash and a full recourse promissory note (the "Note"). None of such shares is subject to any repurchase option by the Company. The Note in the amount of $182,812.50 bears interest at 5.36% per annum with interest payable annually in arrears and the outstanding principal due and payable on March 4, 1998. The full amount of the Note is secured by a pledge of shares of Common Stock of the Company. On May 24, 1996, a three-for-two stock split was effected by means of payment of a stock dividend with respect to all of the Company's Common Stock outstanding on May 10, 1996. All share numbers and prices in this section have been adjusted to give effect to the stock dividend.



                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                         By Order of the Board of Directors



                         RICHARD W. KRABER
                         Secretary

June 12, 1996

                                   (Side A)

                           WIND RIVER SYSTEMS INC.

               Proxy Solicited on Behalf of Board of Directors

     The undersigned hereby appoints Jerry L. Fiddler, Ronald A. Abelmann, David
N. Wilner or any of them with full power of substitution, proxies to vote at the Annual Meeting of the Stockholders of Wind River Systems, Inc. (the "Company"), to be held on July 23, 1996 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                                   (Side B)

X  Please mark your votes as in this example.
- -


1.  ELECTION OF DIRECTORS.                  ___ FOR all nominees listed.

    Nominees:   Jerry L. Fiddler            ___ WITHHOLD AUTHORITY
                Ronald A. Abelmann              to vote for all nominees listed
                David N. Wilner
                William B. Elmore
                David B. Pratt

    To withhold authority to vote for any
    nominee(s), write such nominee(s)'
    name(s) below:

    -------------------------------------

                                                    FOR    AGAINST    ABSTAIN
                                                    ---    -------    -------
2.  To amend the Company's Restated Certificate
    of Incorporation to increase the authorized
    number of shares of Common Stock from
    20,000,000 to 75,000,000.                       ___      ___        ___

3.  To approve the Company's 1987 Equity
    Incentive Plan to increase the authorized
    number of shares from 4,950,000 to 6,300,000.   ___      ___        ___

4.  To ratify selection of Price Waterhouse as
    the Company's independent auditors for the
    fiscal year ending January 31, 1997.            ___      ___        ___

Unless a contrary direction is indicated, this proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3 and 4, as more specifically described in the Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature________________________________  Date_______________

Signature________________________________  Date_______________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.